UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

MD	001-36113	20-0068852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Park Avenue South, New York, NY 10010
(Address of principal executive offices, including zip code)

(212) 687-0800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	CXP	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

As previously disclosed, on November 22, 2021, the Board of Directors (the “Board”) of Columbia Property Trust, Inc. (“Columbia”) declared a special cash dividend of $2.17 payable on December 8, 2021, in connection with and subject to the completion of the proposed transaction (the “Merger”) between Columbia and affiliates of funds managed by Pacific Investment Management Company LLC. On December 1, 2021 the Board revised the record date for determining stockholders eligible to receive the special dividend to close of business on December 7, 2021; however, there is no change to the treatment of the special dividend in the Merger, and as previously disclosed, in the Merger, the merger consideration of $19.30 per share in cash will be decreased by an amount equal to the per share amount of the special dividend, such that holders of common stock will receive an aggregate of $19.30 per share in cash in merger consideration and the special dividend.

Forward-Looking Statements:

Certain statements in this communication may constitute forward-looking statements of Columbia within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with Columbia’s ability to obtain the stockholder approval required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risks that the conditions to closing will not be satisfied within the expected timeframe or at all, or that the closing of the proposed transaction will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the proposed transaction, (iii) unanticipated difficulties or expenditures relating to the proposed transaction, the response of business partners and competitors to the announcement of the proposed transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction, (iv) changes affecting the real estate industry and changes in financial markets, interest rates and foreign currency exchange rates, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, to Columbia and/or in connection with the proposed transaction, (vii) changes in demand for developed properties, (viii) changes in national, international, regional and local economic climates, and (ix) those additional risks and uncertainties set forth in Columbia ’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its most recent annual report on Form 10-K. Columbia cautions readers not to place undue reliance on these forward-looking statements, which are based on current expectations and speak as of the date of such statements. Columbia makes no representations or warranties (express or implied) about the accuracy of, nor do they intend to publicly update or revise any such forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except for such updates as may be required by law.

Important Additional Information and Where to Find It

This communication relates to the proposed transaction involving Columbia. In connection with the proposed transaction with PIMCO, Columbia has filed relevant materials with the SEC, including a definitive proxy statement (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Columbia may file with the SEC and send to Columbia’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF COLUMBIA ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Columbia with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investors section of Columbia’s corporate website at www.columbia.reit.

Participants in the Solicitation

Columbia, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the names of Columbia’s directors and executive officers and certain other individuals and their respective interests in Columbia by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Columbia for the fiscal year ended December 31, 2020, which was filed with the SEC on February 18, 2021, its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 8, 2021, the Proxy Statement which was filed with the SEC on October 26, 2021 and other filings filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be included in other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: December 1, 2021	By:	/s/ James A. Fleming
James A. Fleming
Chief Financial Officer